NINTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Ninth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between Spy Optic Inc., a(n) California corporation (“Borrower”) and BFI Business Finance, a California corporation (“Lender”) as of this 29th day of January, 2014, at Campbell, California.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated February 26, 2007.

B. Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date.  The terms of this Modification shall be in full force and effect as of January 29, 2014.

3. Modification to Agreement.  The Agreement is hereby modified as follows:

a. The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

““Maximum Inventory Advance” means the lesser of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or Fifty percent (50%) of the A R Borrowing Base.”

b. The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby partially amended and restated as set forth below (with the remainder of such definition(s) to remain unchanged):

““Borrowing Base” (b) Fifty percent (50%) of the Current Market Cost of raw materials that constitute Eligible Inventory; plus Fifty percent (50%) of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the “Inventory Borrowing Base”).”

““Prime Accounts”

(o) are not Accounts with respect to which the Account Debtor is a resident of a country other than i) the United States of America unless (1) Borrower has obtained foreign credit insurance insuring the Accounts of such an applicable foreign Account Debtor (the “Foreign Accounts”), with BFI to be named as a loss payee under such foreign credit insurance, and with the insurer and the form and content of the insurance policy and the loss payee endorsement in favor of BFI to be acceptable to BFI, (2) all other criteria set forth in this definition of “Prime Accounts” have been met, (3) such Foreign Accounts are remitted to Lender in U.S. Dollars and (4) Advances against such Foreign Accounts shall not exceed the aggregate amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) at any given time; or ii) Canada (Accounts with respect to Account Debtors residing in Canada being referred to collectively as the “Canadian Accounts”), which shall be considered Prime Accounts providing: (1) such Canadian Accounts otherwise qualify as Prime Accounts; (2) Such Canadian Accounts are payable and paid in Canadian Dollars but remitted to Lender in U.S. Dollars; (3) Advances against such Canadian Accounts shall not exceed the aggregate amount of One Million and 00/100 Dollars ($1,000,000.00) at any given time; and (4)  Borrower shall, on the first working day of each consecutive week, sweep to Lender all payments received by the Canadian Accounts during the prior week.”

(w) Borrower has advised Lender of two (2) seasonal dating programs. The Snow Program (the “Snow Program”) consists of i) invoices issued in the months of August and September, all with due dates of January 15th; and ii) invoices issued in the months of October, November, and December, all with due dates of February 15th.  The March Madness Program (the “March Program”) consists of invoices issued in March, all with due dates on or after July 1st.  Lender shall deem such invoices under the Snow Program and the March Program to be Prime Accounts under the following terms: the period of time from the date of each invoice through and including fifteen (15) days beyond the due date shall be considered the “Billing Period.”  Invoices shall be considered consigned during the period of time from the date of the invoice up to but not including the final ninety (90) days (the “Final Ninety Days”) of the Billing Period (the “Consigned Period”). Provided that the invoices are in all other respects Prime Accounts, Lender shall make such sums available to Borrower at the following advance rates: (i) seventy percent (70%) of the face amount of each invoice during the Consigned Period; and (ii) eighty percent (80%) of the face amount of each invoice during the Final Ninety Days.

c. The following Sub-Section as set forth in Section 2.2 is hereby amended and restated in its entirety as set forth below:

2.2.1.                 Interest Rates.

(a)  On Advances Against Accounts.  All Advances against Accounts hereunder shall bear interest, on the Average Daily Balance, at a per annum rate of One and three quarters percent (1.75%) in excess of  (1) the Prime Rate; or (2) the Deemed Prime Rate, whichever is higher.

(b)  On Advances Against Inventory.  All Advances against Inventory hereunder shall bear interest, on the Average Daily Balance, at a per annum rate of One and three quarters percent (1.75%) in excess of  (1) the Prime Rate; or (2) the Deemed Prime Rate, whichever is higher.

4. Consent to Payments of Subordinated Debt.  Borrower has certain indebtedness owing to Costa Brava Partnership III, L.P. (“Costa Brava”) and Harlingwood (Alpha) LLC (“Harlingwood”) (the “Subordinated Creditors”), which debt has been subordinated to Lender (the “Subordinated Debt”) pursuant to those certain subordination agreements entered into by and between the Subordinated Creditors and Lender (as amended the “Subordination Agreements”) .  Borrower has requested that Lender consent to Borrower making principal and interest payments (each a “Payment” and collectively “Payments”) against the Subordinated Debt as follows: (a) to Costa Brava pursuant to the following notes: (i) Fourth Amended and Restated Promissory Note dated May 8, 2013, by Borrower in favor of Costa Brava in the original principal amount of $9,000,000 and (b) Third Amended and Restated Promissory Note dated May 8, 2013, by Borrower in favor of Costa Brava in the original principal amount of $7,000,000 (collectively the "Modified Costa Brava Notes"); and (b) to Harlingwood pursuant to the following notes: (i) Promissory Note dated September 6, 2012, by Borrower in favor of Harlingwood in the original principal amount of $1,000,000; and (ii) Promissory Note 2 dated December 18, 2012 by Borrower in favor of Harlingwood in the original principal amount of $500,000 (collectively, the “Harlingwood Notes”).  Lender hereby consents to Borrower making such Payments against the Subordinated Debt, provided: (a) there is no Event of Default; and (b) Borrower has sufficient cash flow and availability under the Allowable Amount (as defined in the Agreement) to cover such Payment(s), plus a minimum availability of $500,000 at the time each Payment is made.

5. Fee.  On February 27, 2014, annually (every twelve (12) months) thereafter, and while any Obligations remain outstanding to Lender, Borrower agrees to pay Lender a loan fee equal to One percent (1.00%) of the Maximum Amount (the “Loan Fee”).

6. Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

7. Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

8. Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

9. Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Ninth Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance /s/ Stephen P. Darlington	Spy Optic Inc. /s/ James McGinty
By: Stephen P. Darlington Its: Vice President	By: James McGinty Its: CFO